Exhibit 99.2

The Safety and Efficacy of Viramidine in Combination with Peginterferon Alfa-2a for the Treatment of Chronic Hepatitis C in Therapy-Naive Patients

Viramidine Phase 2: Study Design Open-label, Active-controlled, Randomized, Multicenter, Parallel-group Study in Treatment-naive Subjects (N=180) *Genotype 2, 3 = 24 weeks/1, 4, 5, 6 = 48 weeks †PegIFN ?-2a 180 mg/week/SQ ‡Stratified by genotype only 24 weeks of follow-up 24/48 weeks of treatment* Screening (30 Days) Randomization ‡ Ribavirin 1000/1200 mg/QD + PegIFN† Follow-up Viramidine 800 mg BID + PegIFN† Viramidine 600 mg BID + PegIFN† Viramidine 400 mg BID + PegIFN†

Viramidine Phase 2: Patient Demographics and Baseline Characteristics PegIFN Alfa-2a + Viramidine PegIFN Alfa-2a + Viramidine PegIFN Alfa-2a + Viramidine PegIFN Alfa-2a + Ribavirin 400 mg BID N=47 600 mg BID N=43 800 mg BID N=45 1,000/1,200 mg N=45 Gender, male 64% 67% 56% 71% Age, mean (SD), yr 47 (8.6) 48 (6.9) 49 (7.5) 49 (6.7) Race Caucasian 77% 58% 82% 84% Non-Caucasian 23% 42% 18% 16% Genotype, 1, 4 or untypable 77% 70% 73% 76% HCV RNA ^ 2 million copies/mL 30% 42% 24% 27% > 2 million copies/mL 70% 58% 76% 73% Median, log10 copies/mL 6.6 6.4 6.6 6.5 Weight, median (kg) 78 85 85 78 Hgb, median overall (g/dL) 15.2 15.4 15.4 15.6

Viramidine Phase 2: Overall Efficacy Percent of Patients with Undetectable HCV RNA* (Intent-to-Treat Analysis) *Bayer TMA Assay; sensitivity to 5 IU/mL, 25 copies/mL

Viramidine Phase 2 Safety: Incidence of Anemia Anytime During Therapy Hemoglobin <10g/dL at Anytime During Therapy Viramidine Ribavirin *Adjusted for multiple comparisons 0% 2% 11% 27% P <.001* P <.01* P = NS*

Viramidine Phase 2: Safety Incidence of Common* Adverse Events PegIFN Alfa-2A + Viramidine PegIFN Alfa-2A + Viramidine PegIFN Alfa-2A + Viramidine PegIFN Alfa-2A + Ribavirin 400 mg BID 600 mg BID 800 mg BID 1000/1200 mg Fatigue 81% 84% 84% 76% Headache 72% 67% 60% 71% Nausea 40% 42% 42% 51% Insomnia 45% 70% 49% 47% Anemia (NOS) 15% 16% 18% 40% Arthralgia 23% 42% 24% 40% Rigors 38% 30% 24% 38% Depression 32% 42% 36% 38% Rash 36% 19% 31% 38% Diarrhea 43% 40% 42% 33% Myalgia 40% 44% 38% 24% Dizziness 34% 37% 31% 22% *Top 10 adverse events reported in both Viramidine 600mg BID and Ribavirin groups

Viramidine Phase 2: Safety Incidence of Common* Adverse Events Graded Moderate to Severe PegIFN Alfa-2A + Viramidine PegIFN Alfa-2A + Viramidine PegIFN Alfa-2A + Viramidine PegIFN Alfa-2A + Ribavirin 400 mg BID 600 mg BID 800 mg BID 1000/1200 mg Fatigue 30% 42% 38% 47% Depression 15% 26% 29% 31% Anemia (NOS) 2% 0% 7% 24% Headache 32% 26% 31% 24% Irritability 6% 14% 18% 22% Neutropenia 23% 28% 20% 20% Nausea 9% 16% 13% 20% Insomnia 23% 40% 31% 20% Arthralgia 13% 16% 9% 18% Pain (NOS) 2% 2% 4% 16% Myalgia 19% 19% 22% 7% Pyrexia 2% 16% 7% 7% *Top 10 adverse events reported in both Viramidine 600mg BID and Ribavirin groups